UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2012

ZALICUS INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Third Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 19, 2012, Zalicus Inc. entered into an equity distribution agreement (the "Agreement") with Wedbush Securities Inc. ("Wedbush") under which we may, from time to time, offer and sell our common stock having aggregate sales proceeds of up to $15,000,000 (the "Shares") through Wedbush, or to Wedbush, for resale. Sales of our common stock through Wedbush, if any, will be made by means of ordinary brokers' transactions on the NASDAQ Global Market or otherwise at market prices prevailing at the time of sale, in block transactions, or as otherwise agreed upon by us and Wedbush. Wedbush will use commercially reasonable efforts to sell our common stock from time to time, based upon instructions from us (including any price, time or size limits or other customary parameters or conditions we may impose). We will pay Wedbush a commission, or allow a discount, as the case may be, in each case equal to 2.0% of the gross offering proceeds of any common stock sold through Wedbush as agent under the Agreement. We have agreed to reimburse Wedbush for certain expenses incurred by them in connection with the offering, up to an aggregate of $20,000, plus up to an additional $10,000 per calendar quarter related to ongoing maintenance, due diligence expenses and other expenses associated therewith; provided, however, that in no event will we be liable for any such quarterly expenses in excess of $150,000 in the aggregate.

Under the terms of the Agreement, we also may sell our common stock to Wedbush, as principal for its own account, at a price to be agreed upon at the time of sale.

The Agreement is filed as Exhibit 10.1 to this report, and the description of the Agreement is qualified in its entirety by reference to such exhibit. This report also incorporates by reference the Agreement into the shelf registration statement on Form S-3 (File No. 333-166116) previously filed with the Securities and Exchange Commission (the "Registration Statement").

Attached hereto as Exhibit 5.1 is an opinion of Goodwin Procter LLP regarding the legality of the Shares. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01.            Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
5.1	Opinion of Goodwin Procter LLP
10.1	Equity Distribution Agreement, dated June 19, 2012, between Zalicus Inc. and Wedbush Securities Inc.
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1 above)

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zalicus Inc.
	By:	/s/ Justin Renz
Name: Justin Renz
Title: Executive Vice President, Chief Financial Officer & Treasurer

Dated: June 20, 2012

Index to Exhibits
Exhibit No.	Description
5.1	Opinion of Goodwin Procter LLP
10.1	Equity Distribution Agreement, dated June 19, 2012, between Zalicus Inc. and Wedbush Securities Inc.
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1 above)